As filed with the Securities and Exchange Commission on August 21, 2001

                                                  Registration No. 333-67084


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                              BELLSOUTH CORPORATION
             (Exact Name of Registrant as Specified in its Charter)





                              A Georgia Corporation
         (State or Other Jurisdiction of Incorporation or Organization)
                         I.R.S. Employer No. 58-1533433
                     (I.R.S. Employer Identification Number)


                            1155 Peachtree St., N.E.
                           Atlanta, Georgia 30309-3610
                         Telephone Number (404) 249-2000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                                  ------------

                                Agent for Service
                                 Ray E. Winborne
                              BellSouth Corporation
                                 15G03 Campanile
                            1155 Peachtree St., N.E.
                           Atlanta, Georgia 30309-3610
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                  ------------

                  Please send copies of all communications to:
          Stacey K. Geer                             Charles S. Whitman III
          BellSouth Corporation                     Davis Polk & Wardwell
          1155 Peachtree St., N.E.                     450 Lexington Avenue
          Suite 1800                              New York, New York 10017
          Atlanta, Georgia 30309-3610                   212/450-4888
          404/249-2000

                                  ------------
      Approximate Date of Commencement of Proposed Sale to the Public: From
        time to time after the Registration Statement becomes effective.
                                  ------------
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-[ ____ ].
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-[ ____ ].
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                 ------------


                         CALCULATION OF REGISTRATION FEE

Title of each                                    Proposed
class of                            Proposed     maximum
securities            Amount        maximum      aggregate     Amount of
to be                 to be      offering price  offering    registration
registered         registered      per unit (1)  price (1)       fee
-------------------------------------------------------------------------------
Debt Securities  $3,817,125,000(2)    100%          $__       $954,281(3)(4)
===============================================================================


(1) Estimated solely for the purpose of calculating the registration fee and exclusive of accrued interest, if any.
(2) If any Debt Securities are issued at an original issue discount, the net proceeds to be received by BellSouth Corporation shall be deemed to be the amount to be registered (excluding any fees and commissions). Any offering of Debt Securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from BellSouth Corporation.
(3) Pursuant to Rule 457(p) under the Securities Act of 1933, an aggregate of $4,056 is being offset against this fee. This offset consists of fees paid in connection with Registration Statement No. 333-31301 filed on July 15, 1997 by BellSouth Corporation. An aggregate of $950,225 was paid with the initial filing of the Registration Statement.
(4)  Previously paid.

         Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to $1,182,875,000 of debt securities registered and remaining unissued under Registration Statement No. 333-77053 previously filed by the Registrant, in respect to which $328,839 has been paid to the Commission as filing fees.
                                  ------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8, may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission
  Filing Fee                                                        $954,281

Rating Agency Fees                                                   700,000*

Initial Fees and Expenses of
  Trustees, Transfer Agent
  and Paying Agent                                                   100,000*

Printing and Distribution of
  Registration Statement,
  Prospectus, Indenture, Notes
  and Miscellaneous Material                                          70,000*

Accountants' Fees and Expenses                                        10,000*

Legal Fees and Expenses                                               50,000*

Miscellaneous Expenses                                                15,719*
                                                                ---------------
          Total                                                   $1,900,000*
                                                                ===============
-------------
 * Estimated.

Item 15.  Indemnification of Directors and Officers

         As authorized by the Georgia Business Corporation Code (the "GBCC"), BellSouth's Articles of Incorporation limit the monetary liability of its directors to BellSouth or its shareholders for any breach of their duty of care or any other duty as a director except (1) for misappropriation of any business opportunity of BellSouth, (2) for acts or omissions not in good faith or which constitute intentional misconduct or a knowing violation of law, (3) for liability for certain unlawful distributions, or (4) for any transaction from which the director derived an improper personal benefit.

         As authorized by the GBCC, the shareholders of BellSouth have adopted an amendment to the Bylaws expanding directors' and officers' indemnification rights and have approved a form of Indemnity Agreement which BellSouth may enter with its directors or officers. A person with whom BellSouth has entered into such an Indemnity Agreement (an "Indemnitee") shall be indemnified against liabilities and expenses related to such person's capacity as an officer or director or to capacities served with other entities at the request of BellSouth, except for claims excepted from the limited liability provisions described above. An Indemnitee is also entitled to the benefits of any directors' and officers' liability insurance policy maintained by BellSouth, and in the event of a "change in control" (as defined in the Indemnity Agreement), obligations under the Indemnity Agreement will be secured with a letter of credit in favor of the Indemnitee in an amount of not less than $1,000,000. BellSouth has entered into Indemnity Agreements with each of its directors.

         The GBCC generally empowers a corporation, without shareholder approval, to indemnify directors against liabilities in proceedings to which they are named by reason of serving as a director of the corporation, if such person acted in a manner believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Without shareholder approval, indemnification is not permitted of a director adjudged liable to the corporation in a proceeding by or in the right of the corporation or a proceeding in which the director is adjudged liable based on a personal benefit improperly received, absent judicial determination that, in view of the circumstances, such person is fairly and reasonably entitled to indemnification of reasonable expenses incurred.

         The GBCC permits indemnification and advancement of expenses to officers who are not directors, to the extent consistent with public policy. The GBCC provides for mandatory indemnification of directors and officers who are successful in defending against any proceeding to which they are named because of their serving in such capacity.

         BellSouth's Bylaws also provide that BellSouth shall indemnify any person made or threatened to be made a party to any action (including any action by or in the right of BellSouth) by reason of service as a director or officer of BellSouth, (or of another entity at BellSouth's request), against liabilities and expenses to the maximum extent permitted by the GBCC.

         The general limitations in the GBCC as to indemnification may be superseded to the extent of the limited liability provision (with respect to directors) in BellSouth's Articles of Incorporation and the Indemnity Agreements, as authorized by the shareholders and as described above.

         The directors and officers of BellSouth are covered by liability insurance policies pursuant to which (a) they are insured against loss arising from certain claims made against them, jointly or severally, during the policy period for any actual or alleged breach of duty, neglect, error, misstatement, misleading statements, omission or other wrongful act and (b) BellSouth is entitled to have paid by the insurers, or to have the insurers reimburse BellSouth for amounts paid by it, in respect of such claims if BellSouth is required to indemnify officers and directors for such claims.

         Any agents, dealers or underwriters, who execute any of the agreements filed as Exhibit 1 to this registration statement, will agree to indemnify BellSouth's directors and their officers who signed the registration statement against certain liabilities which might arise under the Securities Act from information furnished to BellSouth by or on behalf of any such indemnifying party.


Item 16.  Exhibits

Item
 No                                         Description
----                                        -----------

1       - Form of Underwriting Agreement.

4-a     - Indenture  dated as of August 15, 2001 between  BellSouth
          Corporation and the The Bank of New York, as Trustee.

4-b     - Indenture  dated as of August 15, 2001 between  BellSouth
          Corporation and SunTrust Bank, as Trustee.

5       - Opinion  of  Stacey K.  Geer,  Chief  Securities  Counsel  of
          BellSouth Corporation, as to the legality of the securities to be issued.

12*     - Computation of Ratio of Earnings to Fixed Charges.

23-a*   - Consent of PricewaterhouseCoopers LLP, independent accountants.

23-b    - Consent of Stacey K. Geer is contained in Exhibit 5.

24-a*   - Powers of Attorney - BellSouth Corporation

25-a*   - Statement of Eligibility of Trustee (Bank of New York).

25-b*   - Statement of Eligibility of Trustee (SunTrust Bank).


* Previously filed.

Item 17.  Undertakings

(a)           The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective Amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 or otherwise (other than the insurance policies referred to therein), the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d)      The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly authorized, in the City of Atlanta and State of Georgia, on the 20th day of August, 2001.


                                  BELLSOUTH CORPORATION




                                  BY:      /s/ W. PATRICK SHANNON
                                      -------------------------------
                                           W. Patrick Shannon
                                           Vice President - Finance and
                                           Supply Chain Management

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Principal Executive Officer:
 F. Duane Ackerman*         Chairman of the Board, President
                            and Chief Executive Officer

Principal Financial Officer:
 Ronald M. Dykes*          Chief Financial Officer

Principal Accounting Officer:
 W. Patrick Shannon*       Vice President - Finance and Supply Chain Management

Directors:
 F. Duane Ackerman*
 Reuben V. Anderson*
 James H. Blanchard*
 J. Hyatt Brown
 Armando M. Codina*
 Kathleen F. Feldstein*
 James P. Kelly*
 Joseph M. Magliochetti*
 John G. Medlin, Jr.*                *By:     /s/ W. PATRICK SHANNON
 Leo F. Mullin*                           ------------------------------
 Eugene F. Murphy*                              W. Patrick Shannon,
 Robin B. Smith*                     individually and as attorney-in-fact
 William S. Stavropoulos*                         August 20, 2001



* by power of attorney